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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                 CLARITI TELECOMMUNICATIONS INTERNATIONAL, LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                     23-2498715
----------------------------------------               ------------------
(State of incorporation or organization)			               (IRS Employer
                                                       Identification No.)

1735 Market Street, Mellon Bank Center, Suite 1300
         Philadelphia, Pennsylvania	                         19103
--------------------------------------------------     -------------------
    (Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange on
         Title of each class                   which each class is to
         To be so registered                        be registered
         -------------------                  ------------------------
                 None                                    N/A

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities Act registration statement file number to which this form relates:
         ---------------
         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.001 par value per share
                    ---------------------------------------
                              (Title of Class)




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     Item 1. Description of Registrant's Securities to be Registered
             -------------------------------------------------------
     For a description of the Common Stock, par value $.001 per share, of the Registrant being registered hereunder, reference is made to the information under the heading "Description of the Securities to be Registered" on page 29 of the Amendment No.1 to Registrant's Form S-3 Registration Statement dated May 12, 2000 (Reg. No. 333-96039) as filed with the Securities and Exchange Commission (the "Commission") on May 12, 2000 (Exhibit 3.3 hereto) and to the information on page 2 of the Registrant's Form 8-K dated July 17, 2000 (Reg. No. 033-90344) as filed with the Commission on July 17, 2000 (Exhibit 3.4 hereto). The aforementioned description is hereby incorporated by reference herein.

     Item 2. Exhibits
             --------
The following exhibits are filed herewith or incorporated herein by reference:


           Exhibit Number                  Exhibit Title or Description
           --------------                  ----------------------------
               3.1                         Certificate of Incorporation of
                                           Registrant (Incorporated by
                                           Reference to the Exhibit to the
                                           Registrant's Form 10-KSB for the
                                           period ended July 31, 1990).

               3.1.1 Amendment to Certificate of Incorporation of Registrant dated July 3, 2000 (Incorporated by
                                           Reference to the Exhibit to the
                                           Registrant's Form 10-K for the
                                           period ended June 30, 2000).

               3.2 By-laws of the Registrant (Incorporated by Reference to the Exhibit to the Registrant's Form 10-KSB for the period ended July 31, 1990).

               3.3 Amendment No.1 to Form S-3 Registration Statement dated May 12, 2000 (Reg. No. 333-96039) as filed with the Securities and
                                           Exchange Commission on May 12,
                                           2000.

               3.4                         Form 8-K dated July 17, 2000 (Reg.
                                           No. 033-90344) as filed with the
                                           Securities and Exchange Commission
                                           on July 17, 2000.








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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  October 10, 2000         Clariti Telecommunications International, Ltd.


                                 By: /s/ James M. Boyd, Jr.
                                     ------------------------------------
                                     Name:  James M. Boyd, Jr.
                                     Title: Vice President of Finance and
                                            Chief Accounting Officer